                                                                     Exhibit 3.6

                                STATE OF DELAWARE

                              CERTIFICATE OF MERGER

                                       OF

                            MARCO ACQUISITION I, INC.
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                              MARCO HI-TECH JV LTD.
                             A NEW YORK CORPORATION

                    (PURSUANT TO TITLE 8, SECTION 252 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

                  The undersigned corporation executed the following Certificate of Merger:

         FIRST:  The name of each  constituent  corporation  is Marco Hi-Tech JV
Ltd.,  a New  York  Corporation,  and  Marco  Acquisition  I,  Inc.  a  Delaware
Corporation.

         SECOND:  That an  agreement of merger and plan of  reorganization  (the
"Merger  Agreement"),  whereby Marco Acquisition I, Inc. is merged with and into
Marco  Hi-Tech JV Ltd.,  has been  approved,  adopted,  certified,  executed and acknowledged  by each of the  constituent  corporations  in accordance  with the requirements of Title 8, Section 252 of the General Corporation Law of the State
of Delaware.

         THIRD:  That the Certificate of  Incorporation of Marco Hi-Tech JV Ltd.
shall be the Certificate of Incorporation of the surviving corporation.

         FOURTH:  That the merger is to become effective upon filing.

         FIFTH:  That the executed Merger  Agreement is on file at the principal place of business of the surviving  corporation  located at c/o Olshan  Grundman
Frome Rosenzweig & Wolosky LLC, 65 East 55th Street, New York, New York 10022.

         SIXTH:  That a copy of the Merger  Agreement  will be  furnished by the surviving  corporation,  on request and without cost, to any  stockholder of any constituent corporation.

         SEVENTH:  The Surviving  Corporation  agrees that it may be served with process  in the State of  Delaware  in any  proceeding  for  enforcement  of any obligation  of any  constituent  corporation  of  this  State  as well as of the surviving  corporation  arising  from this merger,  including  any suit or other proceeding to enforce the rights of any  stockholders as determined in appraisal proceedings  pursuant to the  provisions of Section 262 of the Delaware  General

Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or proceeding.  The secretary of state  shall mail any such  process to the  surviving  corporation  at 1 Penn
Plaza, Suite 2514, New York, New York 10119.

                            [SIGNATURE PAGE FOLLOWS]

                                      -2-

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 24th day of January, 2006.

                                                  MARCO HI-TECH JV LTD.

                                                  By: /s/ Reuben Seltzer
                                                      --------------------------
                                                  Name: Reuben Seltzer
                                                  Title: Chief Executive Officer

                                                  MARCO ACQUISITION I, INC.

                                                  By: /s/ `Keith Andrews
                                                      --------------------------
                                                  Name:  Keith Andrews
                                                  Title: Chief Executive Officer